Exhibit (a)(1)(iii)

Notice of Guaranteed Delivery

For Tender of Shares of Common Stock

of

CRESCENT FINANCIAL CORPORATION

and

CRESCENT FINANCIAL BANCSHARES, INC.

at

$4.75 Net Per Share

Pursuant to the Offer to Purchase Dated November 8, 2011

by

PIEDMONT COMMUNITY BANK HOLDINGS, INC.

(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON December 7, 2011, UNLESS THE OFFER IS EXTENDED.

Piedmont Community Bank Holdings, Inc., a Delaware corporation (“Purchaser”) is offering to purchase, for cash, up to 6,442,105 shares of common stock, par value $1.00 per share (the “Crescent NC Shares”), of Crescent Financial Corporation, a North Carolina corporation (“Crescent NC”), for $4.75 net per share in cash, without interest and less applicable withholding taxes. The tender offer will be conducted upon the terms and subject to the conditions described in the Offer to Purchase, dated November 8, 2011 (the “Offer to Purchase”), and in the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended and supplemented from time to time, constitutes the “Offer”). After commencement of the Offer and prior to its expiration, Crescent NC will reincorporate as a Delaware corporation (the “Reincorporation”) through a merger of Crescent NC with and into a newly formed Delaware corporation organized as a subsidiary of Crescent NC, with the newly formed Delaware corporation as the surviving corporation continuing the business of Crescent NC under the name Crescent Financial Bancshares, Inc. (“Crescent DE”). As a result of the Reincorporation, the Crescent NC Shares will automatically be converted into shares of common stock, par value $0.001 per share (the “Crescent DE Shares”), of Crescent Financial Bancshares, Inc. References to “Shares” mean the Crescent NC Shares prior to the completion of the Reincorporation and the Crescent DE Shares after the completion of the Reincorporation.

As set forth in Section 2 (“Procedures for Tendering Shares”) of the Offer to Purchase, this notice of guaranteed delivery, or a form substantially equivalent hereto, must be used to accept the Offer if:

(a)	certificates representing the Shares are not immediately available or cannot be delivered to the depositary referred to below before the expiration date (as defined in Section 1 (“Terms of the Offer; Proration”) of the Offer to Purchase); or

(b)	the procedure for book-entry transfer cannot be completed on a timely basis; or

(c)	time will not permit all required documents to reach the depositary referred to below before the expiration date.

This form, signed and properly completed, may be delivered by hand or by mail, or, in the case of eligible institutions, transmitted by facsimile transmission to the depositary so that it is received by the depositary before the expiration date. See Section 2 (“Procedures for Tendering Shares”) of the Offer to Purchase.

The Depositary for the Offer is:

By First Class Mail:	By Facsimile (For Eligible Institutions only)	By Registered or Certified Mail, or Overnight Delivery:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	(617) 360-6810 Confirmation of Facsimile Transmissions by Telephone: (781) 575-2332	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Piedmont Community Bank Holdings, Inc., upon the terms and subject to the conditions set forth in the Offer, receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 2 (“Procedures for Tendering Shares”) of the Offer to Purchase.

Number of Shares:

Certificate No(s). (if available):
Name(s) of Record Holder(s):

(Please Type or Print)
Address(es) including Zip Code:

Area Code and Telephone Number(s):
Signature(s):
Dated: , 2011
If Shares will be tendered by book-entry transfer, check this box and provide the following information: ☐
Account Number at Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the depositary either the certificates for all tendered Shares, in proper form for transfer, or a confirmation of book-entry transfer of such Shares into the depositary’s account at the book-entry facility (as defined in the Offer to Purchase), in any such case together with a properly completed and duly executed letter of transmittal or a manually signed facsimile thereof with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase), and any other required documents, within three trading days of the NASDAQ Stock Market after the date of execution hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible guarantor institution.

Name of Firm:

AUTHORIZED SIGNATURE
Name:
(Please Type or Print)
Title:

Address including Zip Code:

Area Code and Telephone Number:
Dated: , 2011

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.

SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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